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Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the captions "Experts" in the Registration Statement (Form S-3 No. 333-65142), in the related prospectus of The Mills Corporation for the registration of $300,000,000 of its common stock and common stock warrants, and in the related prospectus supplement for 1,090,909 shares of its common stock, and to the incorporation by reference therein of our report dated February 19, 2001, except for the fourth paragraph of Note 1, as to which the date is August 6, 2001, with respect to the consolidated financial statements and schedule of The Mills Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission on August 14, 2001.

/s/ ERNST & YOUNG LLP

McLean, Virginia
February 22, 2002

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  Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS